Exhibit 10.2
EXECUTION COPY

INDEMNIFICATION AGREEMENT

among

AMBAC ASSURANCE CORPORATION,

as Insurer,

and

CREDIT SUISSE FIRST BOSTON LLC,

as representative of the several Underwriters

Dated as of November 9, 2005

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Exhibit 10.2
EXECUTION COPY

i

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Exhibit 10.2
EXECUTION COPY

INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT (as may be amended, modified or supplemented from time to time, this “Agreement”) dated as of November 9, 2005 by and among AMBAC ASSURANCE CORPORATION, as Insurer (“Ambac”), and CREDIT SUISSE FIRST BOSTON LLC as representative (the “Representative”) of the several Underwriters named in the Underwriting Agreement referred to herein (the “Underwriters”).

     Section 1.Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture and the Insurance Agreement. For purposes of this Agreement, the following terms shall have the meanings provided below:

“Agreement” means this Indemnification Agreement, as amended from time to time.

“Ambac Agreements” means this Agreement and the Insurance Agreement.

“Ambac Information” has the meaning provided in Section 2(g) hereof.

“Ambac Party” means any of Ambac, its subsidiaries and Affiliates, and any shareholder, director, officer, employee, agent or “controlling person,” within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

“Ambac Policy” means the Note Guaranty Insurance Policy No. AB0941BE dated November 17, 2005, including any endorsements thereto, issued by Ambac to the Indenture Trustee with respect to the Notes, for the benefit of the Holders.

“AmeriCredit” means AmeriCredit Financial Services, Inc. in its capacity as servicer under the Sale and Servicing Agreement and as seller under the Purchase Agreement.

“Class A-1 Notes” means the Class A-1 4.3436% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Class A-2 Notes” means the Class A-2 4.75% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Class A-3 Notes” means the Class A-3 4.87% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Class A-4 Notes” means the Class A-4 5.02% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Closing Date” means November 17, 2005.

“Date of Issuance” means the date on which the Ambac Policy is issued as specified therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Securities Laws” means the Securities Act, the Exchange Act, the U.S. Trust Indenture Act of 1939, the U.S. Investment Company Act of 1940 and the U.S. Investment Advisers Act of 1940, each as amended from time to time, and the rules and regulations in effect from time to time under such Acts.

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“Holder” has the meaning given thereto in the Ambac Policy.

“Indemnified Party” means any party entitled to any indemnification pursuant to Section 4 hereof.

“Indemnifying Party” means any party required to provide indemnification pursuant to Section 4 hereof.

“Indenture” means the Indenture dated as of November 9, 2005 between the Issuer and JPMorgan Chase Bank, N.A., as Indenture Trustee and Trust Collateral Agent, as the same may be amended or supplemented from time to time.

“Indenture Trustee” means JPMorgan Chase Bank, N.A., a national banking association, not in its individual capacity but as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Insurance Agreement” means that certain Insurance and Indemnity Agreement, dated as of November 17, 2005, among Ambac, the Issuer, AmeriCredit, as seller under the Purchase Agreement and Servicer, the Seller and the Indenture Trustee, in regard to the Notes, as such agreement may be amended, modified or supplemented from time to time.

“Losses” means (a) any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature incurred by the party entitled to indemnification or contribution hereunder, to the extent not paid, satisfied or reimbursed from funds provided by any other Person other than an Affiliate of such party (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person), plus (b) interest on the amount paid by the party entitled to indemnification or contribution from the date of such payment to the date of payment by the party who is obligated to indemnify or contribute hereunder at the statutory rate applicable to judgments for breach of contract.

“Offering Document” means, taken together, the Prospectus Supplement, dated November 8, 2005 (the “Prospectus Supplement”), and the Prospectus, dated January 7, 2005, of the Issuer, in respect of the offering and sales of the Notes, any amendment or supplement thereto, and any other offering document in respect of the Notes that makes reference to the Ambac Policy.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

“Transaction” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Insurance Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Spread Account Agreement, the Custodian Agreement, the Lockbox Agreement and all other documents and certificates delivered in connection therewith except for the Ambac Policy.

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“Underwriters” means the several Underwriters named in the Underwriting Agreement.

“Underwriter Information” means the information furnished by the Underwriters in writing expressly for use in the Offering Document and included in the first paragraph, the fourth paragraph and the first sentence of the eighth paragraph after the Class A-4 Notes table under the heading “Underwriting” in the Prospectus Supplement.

“Underwriting Agreement” means the Underwriting Agreement, dated November 8, 2005 between the Underwriter, the Seller and the Servicer with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.

“Underwriting Party” means, with respect to each Underwriter, any of the following: such Underwriter, its parent, subsidiaries and Affiliates and any shareholder, director, officer, employee, agent or “controlling person,” within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, of any of the foregoing.

     Section 2.Representations and Warranties of Ambac. Ambac represents, warrants and agrees as follows as of the Closing Date:

     (a)      Organization and Licensing. Ambac is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

     (b)      Corporate Power. Ambac has the corporate power and authority to issue the Ambac Policy and execute and deliver this Indemnification Agreement and all other Transaction Documents to which Ambac is a party and to perform all of its obligations hereunder and thereunder.

     (c)      Authorization; Approvals. All proceedings legally required for the execution, delivery and performance of the Ambac Policy, this Indemnification Agreement and all other Transaction Documents to which Ambac is a party have been taken and all licenses, orders, consents or other authorizations or approvals of Ambac’s Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Ambac Policy, this Indemnification Agreement and all other Transaction Documents to which Ambac is a party have been obtained or are not material to the enforceability of the Ambac Policy, this Indemnification Agreement and all other Transaction Documents to which Ambac is a party.

     (d)      Enforceability. The Ambac Policy, when issued, will constitute, all other Transaction Documents to which Ambac is a party, will constitute and this Indemnification Agreement constitutes, legal, valid and binding obligations of Ambac, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under Federal Securities Laws.

     (e)      No Conflict. The execution by Ambac of the Ambac Policy, this Indemnification Agreement and all other Transaction Documents to which Ambac is a party will not, and the performance of the provisions thereof and hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or By-Laws of Ambac, or any restriction contained in any contract, agreement or instrument to which Ambac is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Ambac Policy, this Indemnification Agreement or any other Transaction Documents to which Ambac is a party.

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     (f)      Exempt from Registration. The Ambac Policy, when issued, will be exempt from registration under the Securities Act.

     (g)      Financial Information.The consolidated financial statements of Ambac and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10 K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 15, 2005; Securities and Exchange Commission File No. 1 10777), the unaudited consolidated financial statements of Ambac and subsidiaries as of September 30, 2005 and for the three- and nine-month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2005 (which was filed with the Securities and Exchange Commission on November 9, 2005), the unaudited consolidated financial statements of Ambac and subsidiaries as of June 30, 2005 and for the three- and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Securities and Exchange Commission on August 9, 2005), the unaudited consolidated financial statements of Ambac and subsidiaries as of March 31, 2005 and for the three-month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Securities and Exchange Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005, and August 2, 2005 and the information furnished and deemed to be filed under Item 2.02 contained in Ambac Financial Group's Current Report on Form 8-K dated and filed on October 19, 2005, as they relate to Ambac, are incorporated by reference in the Offering Document and fairly present in all material respects the financial condition of Ambac as of such dates and for the periods covered by such statements in accordance with U.S. generally accepted accounting principles. Since September 30, 2005, there has been no material change in such financial condition of Ambac that would materially and adversely affect its ability to perform its obligations under the Ambac Policy.

     (h)      Ambac Information. The Ambac Information included in the Offering Document is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Document, the Ambac Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As used herein “Ambac Information” means the information furnished by Ambac in writing expressly for use in the Offering Document and is limited to the information included under the headings “The Insurer” and “The Policy” in the Prospectus Supplement.

     Section 3.Representations, Warranties and Agreements of the Underwriters. The Underwriters each represent, warrant and agree, severally, as follows:

     (a)      It will make offers and sales of the Notes in compliance with all legal requirements and only as described in the Offering Document and the Underwriting Agreement.

     (b)      It will not use, or distribute to any Person for use, or permit the use of, any Offering Document in connection with the offer and sale of the Notes unless such Offering Document includes or incorporates by reference such information relating to Ambac as has been furnished by Ambac for inclusion therein and the information therein or incorporated by reference therein concerning Ambac has been approved by Ambac in writing. It will not include any information relating to Ambac except as furnished by Ambac. Ambac hereby consents to the inclusion of the Ambac Information in the Offering Document.

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     Section 4. Indemnification.

     (a)      Ambac agrees, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and save harmless the Underwriter Parties against any and all Losses of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Ambac Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Ambac Information or (iii) a breach of any of the representations, warranties or agreements of Ambac contained in Section 2 hereof.

     (b)      Each Underwriter hereby agrees, severally and not jointly, upon the terms and subject to the conditions provided herein, to pay and protect, indemnify, defend and save harmless each Ambac Party against any and all Losses of any nature arising out of or by reason of (i) any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information, (ii) any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements, in light of the circumstances under which they were made, not misleading, in the Underwriter Information or (iii) a breach of any of the representations, warranties or agreements of such Underwriter contained in Section 3 hereof.

     (c)      Upon the incurrence of any Losses for which a party is entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

     (d)      The indemnity agreements contained in this Section 4 shall be in addition to any liability which any Indemnifying Party may otherwise have to an Indemnified Party.

     Section 5. Indemnification Procedures. In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or telegraphic notice of such action or claim reasonably promptly after receipt of written notice thereof; provided, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability it may have to an Indemnified Party. If any such action or claim shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel retained by the Indemnifying Party for the benefit of the Indemnified Party, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not in fact employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnifying Party and one or more Indemnified Parties, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Issuer Parties, one such firm for all Underwriter Parties and one such firm for all Ambac Parties, as the case may be, in addition to local counsel (if necessary), which firm shall be designated in writing by the Representative in respect of the Underwriter Parties and by Ambac in respect of the Ambac Parties), in each of which cases the fees and expenses of counsel will be at the expense of the Indemnifying Party and all such fees and expenses will be reimbursed promptly as they are incurred. The Indemnifying Party shall not be liable for any settlement of any such claim or action unless the Indemnifying Party shall have consented thereto or be in default in its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is prejudicial to the position of the Indemnifying Party and then only to the extent of such prejudice.

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     Section 6. Contribution.

     (a)      To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party in respect of any Losses referred to in Section 4, such Indemnifying Party (severally and not jointly, in the case of the Underwriters) shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to the matter that resulted in such Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by each of such parties from the offering of the Notes, as well as any other relevant equitable considerations; provided, however, that an Indemnifying Party shall in no event be required to contribute to all Indemnified Parties an aggregate amount in excess of the Losses incurred by such Indemnified Parties resulting from the breach of representations, warranties or agreements contained in this Agreement.

     (b)      The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any representations, warranties or agreements contained in this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge access to information and opportunity to correct or prevent such breach. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.

     (c)      The parties agree that Ambac shall be solely responsible for the Ambac Information, the Underwriters shall be solely responsible for the Underwriter Information and that the balance of the Offering Document shall be the responsibility of theIssuer.

     (d)      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e)      Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

     Section 7. Miscellaneous.

     (a)      Notices. All notices and other communications provided for under this Agreement shall be delivered to the address set forth below or to such other address as shall be designated by the recipient in a written notice to the other party or parties hereto.

If to Ambac:	Ambac Assurance Corporation
One State Street Plaza New York, New York 10004 Attention: Structured Finance Department–ABS Telecopy No.: (212) 208-3547 Confirmation: (212) 668-0340

with a copy to the attention of:	Michael Babick, Vice President Telecopy No.: (212) 363-1459 Confirmation: (212) 208-3407

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If to the Representative:

Credit Suisse First Boston LLC 11 Madison Avenue, 4th Floor New York, New York 10010

     (b)      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

     (c)      Assignments. This Agreement may not be assigned by any party without the express written consent of each other party. Any assignment made in violation of this Agreement shall be null and void.

     (d)      Amendments. This Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

     (e)      Survival, Etc. The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnifying Party, (ii) the issuance of the Notes or (iii) any termination of this Agreement, the Underwriting Agreement or the Ambac Policy. The indemnification provided in this Agreement will be in addition to any liability which the parties may otherwise have and shall in no way limit any obligations of the Issuer under the Insurance Agreement.

     (f)      Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     (g)      Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

     (h)      No Proceedings. Each of Ambac and the Representative agrees that it will not institute against the Issuer or the Depositor any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day or, if longer, the then applicable preference period plus one day, since the last day on which any Notes shall have been outstanding and all amounts payable to Ambac shall have been paid in full.

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     (i)      Consent to Jurisdiction.

     THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

     To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

     Nothing contained in the Agreement shall limit or affect each party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to this Agreement against any other Party or its property in the courts of any jurisdiction.

     (j)      No Right of Set Off. None of the parties shall be entitled to exercise any right of set off with respect to any amounts owing by such party under this Agreement against any amounts owing to such party under any other agreement or obligation.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered as of the date first above written.

AMBAC ASSURANCE CORPORATION

By:	/s/ Michael Babick

	Name:	Michael Babick
	Title:	First Vice President

CREDIT SUISSE FIRST BOSTON LLC, as representative of the several Underwriters named in the Underwriting Agreement

By:	/s/ John L. McWilliams, IV

	Name:	John L. McWilliams, IV
	Title:	Managing Director